UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2025

BC Partners Lending Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-01269	82-4654271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, 3rd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 891-2880

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 14, 2025, Great Lakes BCPL Funding Ltd. (“Great Lakes”), a Cayman Islands exempted company with limited liability and wholly-owned subsidiary of BC Partners Lending Corporation (the “Company”), entered into a revolving credit facility (the “Revolving Credit Facility”) with Great Lakes, as borrower (the “Borrower”), the Company, as equityholder and as servicer, the lenders from time to time party thereto, the agents for each lender group from time to time party thereto, U.S. Bank Trust Company, National Association, as collateral agent, U.S. Bank National Association, as collateral custodian, and Deutsche Bank AG, New York Branch (“DB”), as facility agent.

The maximum commitment amount under the Revolving Credit Facility is $100,000,000, with the ability to increase to $200,000,000 prior to the third-month anniversary of the effective date of the Revolving Credit Facility. Proceeds of the borrowings under the Revolving Credit Facility may be used, among other things, to (i) pay off existing indebtedness under Great Lakes’ repurchase facility with UBS AG, London Branch, (ii) fund portfolio investments and (iii) make advances under revolving loans where the Borrower is a lender. Borrowings under the Revolving Credit Facility accrue interest at a rate per annum equal to three-month term SOFR, plus an applicable margin of (x) prior to the end of the Revolving Period (as defined below), 2.10% per annum and (y) from and after the end of the Revolving Period, 2.30% per annum. The Borrower pays a commitment fee of 0.25% per annum on the average daily unused amount of the commitments under the Revolving Credit Facility, depending on the percentage of unused commitments under the Revolving Credit Facility, and certain other fees as agreed between the Borrower and DB.

The period during which the Borrower may make borrowings under the Revolving Credit Facility expires on February 14, 2028 (the “Revolving Period”), and the Revolving Credit Facility will mature and all amounts outstanding must be repaid by February 14, 2030.

The Revolving Credit Facility includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

The Borrower’s obligations under the Revolving Credit Facility are secured by a first priority security interest in all of the Borrower’s portfolio investments and cash.

The foregoing summary of the material provisions of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to a copy of the Loan Financing and Servicing Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1*	Loan Financing and Servicing Agreement, dated February 14, 2025, by and among Great Lakes BCPL Funding Ltd., as borrower, BC Partners Lending Corporation, as equityholder and as servicer, the lenders from time to time party thereto, the agents for each lender group from time to time party thereto, U.S. Bank Trust Company, National Association, as collateral agent, U.S. Bank National Association, as collateral custodian, and Deutsche Bank AG, New York Branch, as facility agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BC PARTNERS LENDING CORPORATION

Date: February 20, 2025	By:	/s/ James Piekarski
Name: James Piekarski Title: Chief Financial Officer